                                   EXHIBIT 21
                          CYPRUS AMAX MINERALS COMPANY

                    ----------------------------------------

                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1993

                                                                    Organized
                                                                      Under
                  Company/(1)/                                       Laws of
- ------------------------------------------------                    ---------
Cyprus Amax Coal Company                                             Delaware
  Cyprus Western Coal Company                                        Delaware
     Cyprus Plateau Mining Corporation                               Delaware
     Cyprus Yampa Valley Coal Corporation                            Delaware
       Colorado Yampa Coal Company                                   Delaware
       Twentymile Coal Company                                       Delaware
  Cyprus Emerald Resources Corporation                               Delaware
  Cyprus Empire Corporation                                          Delaware
  Cyprus Cumberland Coal Corporation                                 Kentucky
  Cyprus Cumberland Resources Corporation                            Delaware
  Cyprus Coal Equipment Company                                      Delaware
  Cyprus Kanawha Corporation                                         Delaware
  Cyprus Mountain Coals Corporation                                  Delaware
  Cyprus Orchard Valley Coal Corporation - (80%)                     Delaware
  Cyprus Shoshone Coal Corporation                                   Delaware
  Cyprus Southern Realty Corporation                                 Kentucky
  McIlwraith McEacharn Limited                                       Australia

Cyprus Metals Company                                                Delaware
  Cyprus Climax Metals Company                                       Delaware
     Cyprus Bagdad Copper Corporation                                Delaware
     Cyprus Casa Grande Corporation                                  Delaware
     Cyprus Copper Marketing Corporation                             Delaware
     Cyprus Metec Corporation                                        Delaware
     Cyprus Miami Mining Corporation                                 Delaware
     Cyprus Molybdenum Marketing Corporation                         Delaware
     Cyprus Pima Mining Company - (75.01%)                          California
     Cyprus Pinos Altos Corporation                                  Delaware
     Cyprus Rod Chicago Corporation                                  Delaware
     Cyprus Sierrita Corporation                                     Delaware
     Cyprus Tonopah Mining Corporation                               Delaware
  Cyprus Exploration and Development Corporation                     Delaware
  Cyprus Gold Company                                                Delaware
     Cyprus Copperstone Gold Corporation                             Delaware
     Cyprus Gold Australia Corporation                               Delaware
  Cyprus Specialty Metals Company                                    Delaware
     Cyprus Foote Mineral Company                                  Pennsylvania
     Sociedad Chilena de Litio Limitada                               Chile

Cyprus Northshore Mining Corporation                                 Delaware
  Cyprus Silver Bay Power Corporation                                Delaware

Cyprus Mines Corporation/(2)/                                        Delaware
  Cyprus Metals GmbH                                               West Germany

                                                                    Organized
                                                                      Under
                  Company/(1)/                                       Laws of
- ------------------------------------------------                    ---------
Amax Energy Inc.                                                     Delaware
  Cyprus Amax Coal Industries Inc.                                   Delaware
     Amax Coal Company                                               Delaware
       Yankeetown Dock Corporation - (60%)                           Indiana
       Amax Oil & Gas, Inc./(3)/                                     Delaware
          Amax Gas Gathering Inc.                                    Colorado
          Amax Gas Marketing Inc.                                    Colorado
          Amax Oil & Gas Exploration & Production, Inc.              Delaware
          Amax Zinc (Newfoundland) Limited                           Delaware
          Beaver Pipeline Company                                    Colorado
          Castle Oaks Corporation                                    Colorado
          LVO Data Systems, Inc.                                     Delaware
          Peach Ridge Pipeline Inc.                                  Delaware
     Amax Coal West, Inc.                                            Delaware
     Amax Coal Sales Company                                         Delaware
     Amax Land Company                                               Delaware
     Ayrshire Land Company                                           Delaware
     Beech Coal Company                                              Delaware
     Meadowlark Inc.                                                 Delaware
     Roaring Creek Coal Company                                      Delaware
     Grassy Cove Coal Mining Company                                 Delaware
     Cannelton Inc.                                                  Delaware
       Cannelton Industries, Inc.                                  West Virginia
          Maple Meadow Mining Company                                Delaware
          Dunn Coal & Dock Company                                 West Virginia
       Cannelton Land Company                                        Delaware
       Cannelton Sales Company                                       Delaware

Climax Metals Company                                                Delaware
  Amax Securities (Canada) Limited                                    Canada
     Canada Tungsten Inc. - (48%)                                     Canada
     Minerex Resources Inc.                                           Canada
  Climax Molybdenum Company                                          Delaware
     Climax Molybdenum Company of Michigan                           Michigan
     Climax Molybdenum Asia Ltd.                                      Japan
  Climax Performance Materials Corporation                           Delaware
     Molytech S.A. - (65%)                                            France
  Climax Molybdenum B.V.                                            Netherlands
     Climax Molybdenum AB                                             Sweden
     Climax Molybdenum GmbH                                           Germany
     Climax Molybdenum Scandinavia AB                                 Sweden
     Climax Molybdenum S.R.L.                                         Italy
  Climax Molybdenum France S.A.R.L.                                   France
  Gold Hill Mining and Milling Company                               Colorado
  Missouri Lead Smelting Company                                     Delaware
  Mt. Emmons Mining Company                                          Delaware
     Silver Springs Ranch, Inc.                                      Colorado

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/(1)/ 67 subsidiaries and four 50 percent or less owned companies accounted for by the equity method are not named in the Exhibit. Such subsidiaries and affiliate companies, considered in the aggregate, do not constitute a significant subsidiary.
/(2)/ This subsidiary also conducts business under the division name Emerald
      Mines Company.
/(3)/ Sale pending.